
<ARTICLE> 9

<PERIOD-TYPE>                        YEAR                    YEAR                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997                 DEC-31-1996                 DEC-31-1995
<PERIOD-START>                             JAN-01-1997                 JAN-01-1996                 JAN-01-1995
<PERIOD-END>                               DEC-31-1997                 DEC-31-1996                 DEC-31-1995
<CASH>                                      16,060,000                  12,615,000                  16,140,000
<INT-BEARING-DEPOSITS>                         350,000                           0                           0
<FED-FUNDS-SOLD>                            27,125,000                           0                  20,200,000
<TRADING-ASSETS>                                     0                           0                           0
<INVESTMENTS-HELD-FOR-SALE>                 61,166,000<F1>              50,016,000<F1>              41,332,000<F1>
<INVESTMENTS-CARRYING>                      26,531,000<F1>              25,252,000<F1>              10,117,000<F1>
<INVESTMENTS-MARKET>                        26,938,000<F1>              25,454,000<F1>              10,262,000<F1>
<LOANS>                                    128,770,000<F2>              82,915,000<F2>              37,357,000<F2>
<ALLOWANCE>                                  2,285,000                   1,402,000                     572,000
<TOTAL-ASSETS>                             267,575,000<F3>             173,303,000<F3>             132,160,000<F3>
<DEPOSITS>                                 242,978,000<F4>             146,379,000<F4>             118,746,000<F4>
<SHORT-TERM>                                         0<F5>               5,010,000<F5>                       0<F5>
<LIABILITIES-OTHER>                          2,261,000                   1,390,000                     585,000
<LONG-TERM>                                          0                           0                           0
<PREFERRED-MANDATORY>                                0                           0                           0
<PREFERRED>                                          0                           0                           0
<COMMON>                                    23,447,000                  22,093,000                  14,170,000
<OTHER-SE>                                 (1,111,000)                 (1,569,000)                 (1,341,000)
<TOTAL-LIABILITIES-AND-EQUITY>             267,575,000                 173,303,000                 132,160,000
<INTEREST-LOAN>                             10,376,000                   6,138,000                   3,134,000
<INTEREST-INVEST>                            5,275,000                   3,724,000                   2,623,000
<INTEREST-OTHER>                               600,000                     663,000                     664,000
<INTEREST-TOTAL>                            16,251,000                  10,525,000                   6,421,000
<INTEREST-DEPOSIT>                           4,187,000                   2,641,000                   1,695,000
<INTEREST-EXPENSE>                           4,204,000                   2,646,000                   1,696,000
<INTEREST-INCOME-NET>                       12,047,000                   7,879,000                   4,725,000
<LOAN-LOSSES>                                1,060,000                     830,000                     496,000
<SECURITIES-GAINS>                             164,000                      21,000                       3,000
<EXPENSE-OTHER>                              9,168,000<F6>               5,724,000<F6>               4,098,000<F6>
<INCOME-PRETAX>                              2,409,000                   1,621,000                     202,000
<INCOME-PRE-EXTRAORDINARY>                   2,409,000                   1,621,000                     202,000
<EXTRAORDINARY>                                      0                           0                           0
<CHANGES>                                            0                           0                           0
<NET-INCOME>                                 1,565,000                   1,401,000                     201,000
<EPS-PRIMARY>                                     0.48                        0.48                        0.08
<EPS-DILUTED>                                     0.45                        0.46                        0.08
<YIELD-ACTUAL>                                    6.23                        5.99                        5.81
<LOANS-NON>                                          0                           0                           0
<LOANS-PAST>                                         0                           0                           0
<LOANS-TROUBLED>                             2,695,000                   4,005,000                     296,804
<LOANS-PROBLEM>                                      0                           0                           0
<ALLOWANCE-OPEN>                             1,402,000                     572,000                      76,000
<CHARGE-OFFS>                                  224,000                           0                           0
<RECOVERIES>                                    47,000                           0                           0
<ALLOWANCE-CLOSE>                            2,285,000                   1,402,000                     572,000
<ALLOWANCE-DOMESTIC>                         1,412,000                     862,000                     429,000
<ALLOWANCE-FOREIGN>                                  0                           0                           0
<ALLOWANCE-UNALLOCATED>                        873,000                     540,000                     143,000

<F1>Footnote 1

December 31, 1997
                             Carrying Value        Market Value
                           ----------------------------------------
Securities held-for-sale
  U.S. Treasury                 35,220,000           35,671,000
  U.S. government agency        16,370,000           16,572,000
  Municipals                     4,596,000            4,663,000
  Preferred Stock                2,212,000            2,260,000
  Commercial Paper               2,036,000            2,000,000
                           ----------------------------------------
Total                           60,434,000           61,166,000

Securities held-to-maturity
  U.S. Treasury                  4,048,000            4,082,000
  U.S. government agency         6,033,000            6,151,000
  Municipals                    16,450,000           16,705,000
                           ----------------------------------------
Total                           26,531,000           26,938,000

--------------------------------------------------------------------------------

December 31, 1996
                             Carrying Value        Market Value
                           ----------------------------------------
Securities held-for-sale
  U.S. Treasury                 28,092,000           28,273,000
  U.S. government agency        16,624,000           16,668,000
  Municipals                     2,517,000            2,541,000
  Commercial Paper               2,527,000            2,534,000
                           ----------------------------------------
Total                           49,760,000           50,016,000

Securities held-to-maturity
  U.S. Treasury                  8,084,000            8,146,000
  U.S. government agency         7,552,000            7,673,000
  Municipals                     9,616,000            9,635,000
                           ----------------------------------------
Total                           25,252,000           25,454,000

--------------------------------------------------------------------------------

December 31, 1995
                             Carrying Value        Market Value
                           ----------------------------------------
Securities held-for-sale
  U.S. Treasury                 19,107,000           19,330,000
  U.S. government agency        18,167,000           18,384,000
  Municipals                     2,521,000            2,603,000
  Commercial Paper               1,000,000            1,015,000
                           ----------------------------------------
Total                           40,795,000           41,332,000

Securities held-to-maturity
  U.S. Treasury                  5,029,000            5,127,000
  U.S. government agency           515,000              521,000
  Municipals                     4,573,000            4,614,000
                           -------------------- --------------------
Total                           10,117,000           10,262,000


<F2>Footnote 2

Loans as of December 31,                 1997           1996           1995

Commercial                            48,422,000     29,420,000     18,291,000
Real Estate Term                      38,446,000     26,070,000      5,105,000
Real Estate Land and Construction     25,780,000     11,918,000     13,345,000
Consumer                                 824,000        558,000        735,000


As of December 31, 1997, 1996, 1995, the Bank had outstanding loans in the amounts of $2,145,000, $2,565,000 and $2,408,000 to directors and executive officers. These transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk or unfavorable terms for the Bank.


<F3>Footnote 3

Other assets as of December 31,      1997           1996           1995
                                ---------------------------------------------
 Premises and Equipment, net       1,971,000      1,530,000        935,000
 Accrued interest receivable       3,764,000      2,377,000      1,486,000
 Other investments                 4,473,000            ---            ---
                                ---------------------------------------------
Total                             10,208,000      3,907,000      2,421,000


<F4>Footnote 4

As of December 31,                  1997             1996             1995
-----------------------------------------------------------------------------
Non interest bearing
deposits                         97,737,000       55,372,000       53,874,000
Interest bearing deposits       145,241,000      141,004,000       64,872,000


<F5>Footnote 5


        As of December 31, 1997, the Bank had federal funds purchase lines of $15,000,000 and $2,000,000, respectively, from two correspondent banks, and a repurchase arrangement of $10,000,000 with a commercial brokerage firm. There were no borrowings under these arrangements as of December 31, 1997. The repurchase agreement is an overnight loan, with terms negotiated based on the nature of the securities offered for repurchase.

        As of December 31, 1996, the Bank had borrowing lines totaling approximately $19,000,000 with two correspondent banks and a commercial brokerage firm. The Bank has federal funds purchase lines with availability of $7,000,000 and $2,000,000, respectively, from its two correspondent banks, and a repurchase arrangement with availability of $10,000,000 with the same commercial brokerage firm. The repurchase agreement is an overnight loan, with terms negotiated based on the nature of the securities offered for repurchase. The securities remain under the control of the Bank.

        As of December 31, 1995, the Bank had borrowing lines totaling approximately $19,000,000 with two correspondent banks and a commercial brokerage firm. There were no borrowings outstanding under any of these lines as of December 31, 1995.


<F6>Footnote 6

Expenses as of December 31,          1997          1996           1995
                                 ----------------------------------------

    Salaries and employee
    benefits                     4,933,000      2,942,000     2,062,000
    Client Services              1,169,000        910,000       491,000
    Furniture and Equipment        542,000        330,000       220,000
    Advertising and promotion      450,000        260,000       154,000
    Occupancy                      440,000        293,000       296,000
    Professional fees              372,000        224,000       302,000
    Loan origination costs         326,000        146,000        39,000
    Other                          936,000        619,000       534,000
                                 ----------------------------------------
Total                            9,168,000      5,724,000     4,098,000

